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NYMEX HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

Daniel Dicker
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Fellow Shareholders,

The small time left in this election is insufficient to again speak of the history of the ReNEW NYMEX slate, which I have been proud to lead, nor the many accomplishments of this group, which are absolutely demonstrable.

Instead, let me briefly discuss NYMEX’s future:

The next board you elect will have two major events they must navigate in their short one-year tenure. One is an IPO. Since the passing of the GA proxy, Bill Ford has made 2 ½ times on his investment for HIS shareholders – what we would call a “very good trade” – and now we must ensure that NYMEX shareholders get what we have paid him for, a timely IPO with the best valuation and chance of long-term success as possible. Secondly, the next board will have to ‘midwife’ our exchange from a Floor-based to an electronic side-by-side model, while protecting and trying to augment the asset of our talented and well-capitalized floor community.

In both events, your best assurance to protect and create the full potential of your shares in our franchise will come from directors who have shown the vision, the integrity and most important – the INDEPENDENCE – to assess these vital decisions with only the best interests of NYMEX shareholders in mind, which is precisely what I and my ReNEW NYMEX slate candidates represent.

This election represents the last chance you will have to make your influence felt on the future direction of our beloved exchange. The company you will see after a public offering will be radically different from the one you see now, which is why we feel this election is so important and why we FOUGHT SO HARD for the right to have it. My commitment to you is to work myself out of a job as a NYMEX board member. Nothing would give me greater satisfaction than to see a wildly successful IPO, a seamless transition to an electronic future and a world-class board of directors of a public New York Mercantile Exchange corporation working solely on your behalf.

Thank you for your support.

Daniel Dicker
(DANO)
dano@renewnymex.com

I, Daniel Dicker am the beneficial owner of 180,000 shares of common stock of NYMEX Holdings, Inc. and two Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.